                                                                   Exhibit 99(q)

                             DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                                  1933 Act          1940 Act
                                                                  Reg. Number       Reg. Number
                                                                  -----------       -----------

     RiverSource Bond Series, Inc.                                2-72174           811-3178
     RiverSource California Tax-Exempt Trust                      33-5103           811-4646
     RiverSource Dimensions Series, Inc.                          2-28529           811-1629
     RiverSource Diversified Income Series, Inc.                  2-51586           811-2503
     RiverSource Equity Series, Inc.                              2-13188           811-772
     RiverSource Global Series, Inc.                              33-25824          811-5696
     RiverSource Government Income Series, Inc.                   2-96512           811-4260
     RiverSource High Yield Income Series, Inc.                   2-86637           811-3848
     RiverSource Income Series, Inc.                              2-10700           811-499
     RiverSource International Managers Series, Inc.              333-64010         811-10427
     RiverSource International Series, Inc.                       2-92309           811-4075
     RiverSource Investment Series, Inc.                          2-11328           811-54
     RiverSource Large Cap Series, Inc.                           2-38355           811-2111
     RiverSource Managers Series, Inc.                            333-57852         811-10321
     RiverSource Market Advantage Series, Inc.                    33-30770          811-5897
     RiverSource Money Market Series, Inc.                        2-54516           811-2591
     RiverSource Sector Series, Inc.                              33-20872          811-5522
     RiverSource Selected Series, Inc.                            2-93745           811-4132
     RiverSource Series Trust                                     333-131683        811-21852
     RiverSource Short Term Investments Series, Inc.              N/A               811-21914
     RiverSource Special Tax-Exempt Series Trust                  33-5102           811-4647
     RiverSource Strategic Allocation Series, Inc.                2-93801           811-4133
     RiverSource Strategy Series, Inc.                            2-89288           811-3956
     RiverSource Tax-Exempt Series, Inc.                          2-57328           811-2686
     RiverSource Tax-Exempt Income Series, Inc.                   2-63552           811-2901
     RiverSource Tax-Exempt Money Market Series, Inc.             2-66868           811-3003
     RiverSource Variable Portfolio-Income Series, Inc.           2-73113           811-3219
     RiverSource Variable Portfolio-Investment Series, Inc.       2-73115           811-3218
     RiverSource Variable Portfolio-Managed Series, Inc.          2-96367           811-4252
     RiverSource Variable Portfolio-Managers Series, Inc          333-61346         811-10383
     RiverSource Variable Portfolio-Money Market Series, Inc.     2-72584           811-3190
     RiverSource Variable Portfolio-Select Series, Inc.           333-113780        811-21534
     RiverSource Variable Series Trust                               *                  *

*To be assigned.

hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 11th day of September, 2007.



/s/ Kathleen A. Blatz                           /s/ Jeffrey Laikind
--------------------------------                --------------------------------
Kathleen A. Blatz                               Jeffrey Laikind


/s/ Arne H. Carlson                             /s/ Stephen R. Lewis, Jr.
--------------------------------                --------------------------------
Arne H. Carlson                                 Stephen R. Lewis, Jr.


/s/ Pamela G. Carlton                           /s/ Catherine James Paglia
--------------------------------                --------------------------------
Pamela G. Carlton                               Catherine James Paglia


/s/ Patricia M. Flynn                           /s/ Alison Taunton-Rigby
---------------------------------               --------------------------------
Patricia M. Flynn                               Alison Taunton-Rigby


/s/ Anne P. Jones                               /s/ William F. (Ted) Truscott
---------------------------------               --------------------------------
Anne P. Jones                                   William F. (Ted) Truscott